UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 29, 2013
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
As disclosed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, on January 28, 2013 PPG Industries, Inc. (“PPG”) completed the separation of its commodity chemicals business and merger of the subsidiary holding the commodity chemicals business with a subsidiary of Georgia Gulf Corporation. The combined company formed by uniting Georgia Gulf with PPG's former commodity chemicals business is named Axiall Corporation (“Axiall”). PPG holds no ownership interest in Axiall. PPG concluded that the accounting requirements for reporting the results of operations and cash flows of its former commodity chemicals business as discontinued operations were met when its separation and merger was completed. As such, PPG has recast its previously filed Consolidated Financial Statements and accompanying footnotes to exclude the results of the commodity chemicals business from both continuing operations and segment results for the years ended December 31, 2012, 2011 and 2010.
Exhibit 99.1 to this Form 8-K provides a recast Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) and Exhibit 99.2 provides recast Consolidated Financial Statements and accompanying footnotes, each of which has been recast to reflect the results of the commodity chemicals business as discontinued operations. Exhibit 23 provides the consent of Deloitte & Touche LLP.
The information included in this Form 8-K should be read in conjunction with PPG's Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013 and March 31, 2013.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

13.2	Selected Financial Data
23	Consent of Deloitte & Touche LLP
99.1	Recast Management's Discussion and Analysis of Financial Condition and Results of Operations
99.2	Recast Consolidated Financial Statements and Notes to the Consolidated Financial Statements
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Calculation Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Calculation Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Calculation Presentation Linkbase Document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: July 29, 2013	By:	/s/ David B. Navikas
David B. Navikas
Senior Vice President, Finance and Chief Financial Officer